Exhibit 99.2

Item 8. Financial Statements and Supplementary Data for the Fiscal Years Ended December 31, 2004, 2003 and 2002


                                                                                               Page Number

    Financial Statements

                       Report of Independent Registered Public Accounting Firm                 17

                       Consolidated Balance Sheets as of December 31, 2004 and 2003            20

                       Consolidated Statements of Income for the Years Ended December 31,      21
                       2004, 2003 and 2002

                       Consolidated Statements of Cash Flows for the Years Ended December      22
                       31, 2004, 2003 and 2002

                       Consolidated Statements of Shareholders' Equity and Comprehensive       23
                       Income for the Years Ended December 31, 2004, 2003 and 2002

                       Notes to Consolidated Financial Statements                              24

Supplementary Data:

    Quarterly Unaudited Financial Data                                                         52


             Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Gibraltar Industries, Inc.:

We have completed an integrated audit of Gibraltar Industries, Inc.'s 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated financial statements

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Gibraltar Industries, Inc. and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management's assessment, included in "Management's Annual Report on Internal Control Over Financial Reporting", appearing under Item 9A, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control - Integrated Framework issued by the COSO. The Company's management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management's assessment and on the effectiveness of the Company's internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management's assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

PricewaterhouseCoopers LLP
Buffalo, New York
March 9, 2005, except Note 2, as to which the date is November 7, 2005.

                           GIBRALTAR INDUSTRIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)

                                                                                             December 31,
                                                                                  2004                     2003
                                                                               ________                  ________
ASSETS
Current assets:
    Cash and cash equivalents                                                  $ 10,892                  $ 29,019
    Accounts receivable                                                         146,021                   102,591
    Inventories                                                                 207,215                   107,531
    Other current assets                                                         15,479                    10,309
                                                                               _________                 _________
        Total current assets                                                    379,607                   249,450

Property, plant and equipment, net                                              269,019                   250,029
Goodwill                                                                        285,927                   267,157
Investments in partnerships                                                       8,211                     5,044
Other assets                                                                     14,937                     6,063
                                                                               _________                 _________
                                                                               $957,701                  $777,743
                                                                               _________                 _________

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                           $ 70,775                  $ 49,879
    Accrued expenses                                                             51,885                    29,029
    Current maturities of long-term debt                                          8,859                    14,014
    Current maturities of related party debt                                      5,833                     5,834
                                                                               _________                 _________
        Total current liabilities                                               137,352                    98,756


Long-term debt                                                                  289,514                   210,736
Long-term related party debt                                                      5,833                    11,666
Deferred income taxes                                                            66,485                    55,982
Other non-current liabilities                                                     4,774                     6,422
Shareholders' equity:
    Preferred stock $.01 par value; authorized:
        10,000,000 shares; none outstanding                                           -                         -
    Common stock, $.01 par value; authorized
        50,000,000 shares; issued 29,665,780 and 28,911,103 shares
        in 2004 and 2003 respectively                                               297                       289
    Additional paid-in capital                                                  209,765                   199,110
    Retained earnings                                                           242,585                   196,138
    Unearned compensation                                                          (572)                     (818)
    Accumulated other comprehensive income (loss)                                 1,668                      (538)
                                                                               _________                 _________
                                                                                453,743                   394,181
Less: cost of  40,500 and 28,500 common shares held in
      treasury in 2004 and 2003, respectively                                         -                         -
                                                                               _________                 _________
        Total shareholders' equity                                              453,743                   394,181
                                                                               _________                 _________
                                                                               $957,701                  $777,743
                                                                               _________                 _________


   The accompanying notes are an integral part of these consolidated financial statements

                           GIBRALTAR INDUSTRIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)


                                                                           Year Ended December 31,
                                                                      2004           2003         2002
                                                                    _________     _________     _________
Net sales                                                           $976,255      $729,806      $602,707

Cost of sales                                                        774,970       587,128       484,244
                                                                    _________     _________     _________

    Gross profit                                                     201,285       142,678       118,463

Selling, general and administrative expense                          111,737        85,802        71,693
                                                                    _________     _________     _________

    Income from operations                                            89,548        56,876        46,770

Other (income) expense
    Interest expense                                                  12,915        13,096         8,283
    Equity in partnerships' income                                    (4,846)         (685)         (559)
                                                                    _________     _________     _________

Total other expense                                                    8,069        12,411         7,724
                                                                    _________     _________     _________

    Income before taxes                                               81,479        44,465        39,046

Provision for income taxes                                            31,768        17,562        15,615
                                                                    _________     _________     _________

    Income from continuing operations                               $ 49,711      $ 26,903      $ 23,431

Discontinued operations
    Income from discontinued operations before taxes                $  1,770      $     85      $    711
    Income tax expense                                                   699            35           288
                                                                    _________     _________     _________
    Income from discontinued operations                                1,071            50           423

Net income                                                          $ 50,782      $ 26,953      $ 23,854
                                                                    _________     _________     _________

Net income per share - Basic
    Income from continuing operations-                              $   1.69      $   1.12      $   1.02
    Income from discontinued operations                                  .04           .00           .02
                                                                    _________     _________     _________
    Net income                                                      $   1.73      $   1.12      $   1.04
                                                                    _________     _________     _________

Weighted average shares outstanding - Basic                           29,362        24,143        22,921
                                                                    _________     _________     _________

Net income per share - Diluted

    Income from continuing operations                               $   1.68      $   1.11      $   1.00
    Income from discontinued operations                                  .04           .00           .02
                                                                    _________     _________     _________
    Net income -                                                    $   1.72      $   1.11      $   1.02
                                                                    _________     _________     _________
Weighted average shares outstanding - Diluted                         29,596        24,387        23,279
                                                                    _________     _________     _________


   The accompanying notes are an integral part of these consolidated financial statements

                           GIBRALTAR INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                                                                 Year Ended December 31,
                                                                            2004           2003          2002
                                                                          ________      __________     _________
CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                                                $ 50,782      $  26,953      $ 23,854
Income from discontinued operations                                          1,071             50           423
                                                                          _________     __________     _________
Income from continuing operations                                           49,711         26,903        23,431
Adjustments to reconcile net income to net cash
    (used in) provided by operating activities:
Depreciation and amortization                                               24,198         21,783        19,547
Provision for deferred income taxes                                          6,773          6,502         5,800
Equity in partnerships' income                                              (4,846)          (685)         (559)
Distributions from partnerships' income                                      1,680          1,001           899
Tax benefit from exercise of stock options                                   1,249            949           349
Unearned compensation                                                          153            212           258
Other non-cash adjustments                                                     394            114             9
(Decrease) increase in cash resulting from changes in (net of acquisitions):
    Accounts receivable                                                    (26,975)        (2,716)       (6,295)
    Inventories                                                            (88,145)        11,813       (30,317)
    Other current assets                                                    (2,442)        (2,011)       (1,865)
    Accounts payable and accrued expenses                                   37,896          1,396         4,393
    Other assets                                                            (1,416)            (4)       (2,973)
                                                                          _________     __________     _________
    Net cash (used in) provided by continuing operations                    (1,770)        65,257        12,677
    Net cash (used in) provided by discontinued operations                    (214)          (594)         (472)
                                                                          _________     __________     _________

    Net cash (used in) provided by  operating activities                    (1,984)        64,663        12,205
                                                                          _________     __________     _________

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisitions, net of cash acquired                                         (65,525)       (84,243)       (8,847)
Purchases of equity investment                                                   -         (7,797)            -
Purchases of property, plant and equipment                                 (24,330)       (22,050)      (15,294)
Net proceeds from sale of property and equipment                             1,388            423         2,111
                                                                          _________     __________     _________
    Net cash used in investing activities from continuing
      operations                                                           (88,467)      (113,667)      (22,030)
    Net cash used in investing activities for discontinued
      operations                                                              (866)          (508)         (694)
                                                                          _________     __________     _________

    Net cash used in investing activities                                  (89,333)      (114,175)      (22,724)
                                                                          _________     __________     _________

CASH FLOWS FROM FINANCING ACTIVITIES

Long-term debt reduction                                                   (64,992)      (118,100)     (129,945)
Proceeds from long-term debt                                               132,302        122,144        84,571
Net proceeds from issuance of common stock                                   9,600         73,558        53,674
Payment of dividends                                                        (3,720)        (2,733)       (2,269)
                                                                          _________     __________     _________

    Net cash provided by financing activities                               73,190         74,869         6,031
                                                                          _________     __________     _________

    Net (decrease) increase in cash and cash equivalents                   (18,127)        25,357        (4,488)

Cash and cash equivalents at beginning of year                              29,019          3,662         8,150
                                                                          _________     __________     _________

Cash and cash equivalents at end of year                                  $ 10,892      $  29,019      $  3,662
                                                                          _________     __________     _________

   The accompanying notes are an integral part of these consolidated financial statements

26

                           GIBRALTAR INDUSTRIES, INC.
    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                      (in thousands, except per share data)

                                                                                         Accumu-
                                                                                         lated
                                                                                         Other
                                                                                         Compre-
                                     Compre-      Common stock      Additional Retained  hensive   Treasury Stock       Total
                                     hensive    _________________   Paid-in    Unearned  Compen-  ___________________ Shareholders
                                      Income    Shares     Amount    Capital   Earnings  sation   Loss   Shares Amount  Equity
                                      _______   _______    _______   _______   _______  ________  _______  ____  ___  _________

Balance at December 31, 2001                     18,910    $   189   $70,000  $150,578  $  (842) $(1,578)    -   $ -  $218,347
  Comprehensive income (loss):
  Net income                          $23,854         -          -         -    23,854         -        -    -     -    23,854
  Other comprehensive loss:
     Foreign currency translation
      adjustment, net of tax of $0       (369)        -          -         -         -         -        -    -     -         -
     Unrealized loss on interest
      rate swaps, net of tax of $629     (982)        -          -         -         -         -        -    -     -         -
                                      ________
        Other comprehensive loss       (1,351)        -          -         -         -         -   (1,351)   -     -    (1,351)
                                      ________
        Total comprehensive income    $22,503
                                      ________
  Issuance of stock associated with
   public offering                                4,725         47    50,663         -         -        -    -     -    50,710
  Stock options exercised                           227          2     2,302         -         -        -    -     -     2,304
  Tax benefit from exercise of stock
     options                                          -          -       349         -         -        -    -     -       349
  Cash dividends-$.103 per share                      -          -         -    (2,466)        -        -    -     -    (2,466)
  Issuance of restricted stock                       84          1     1,303         -      (782)       -    -     -       522
  Earned portion of restricted stock                  -          -         -         -       258        -    -     -       258
  Forfeiture of restricted stock
    awards                                          (23)          -     (348)        -       280        -   23     -       (68)
  Issuance of stock in connection
    with acquisition                                 49          1       476       181         -        -    -     -       658
                                                _______    _______   _______   _______  ________  _______  ____  ___  _________
Balance at December 31, 2002                     23,972        240   124,745   172,147    (1,086)  (2,929)  23     -   293,117

  Comprehensive income (loss):
  Net income                           $26,953        -          -         -    26,953         -        -    -     -    26,953
  Other comprehensive income
   (loss):
     Foreign currency translation
      adjustment, net of tax of
      $637                               1,346        -          -         -         -         -        -    -     -         -
     Minimum pension liabilility
      adjustment, net of tax of $38        (58)       -          -         -         -         -        -    -     -         -
     Unrealized gain on interest
       rate swaps, net of tax of
       $706                              1,103        -          -         -         -         -        -    -     -         -
                                      ________
        Other comprehensive income       2,391        -          -         -         -         -    2,391    -     -     2,391
                                      ________
        Total comprehensive income    $29,344
                                      ________
  Issuance of stock associated
    with public offering                          4,500         45    69,952         -         -        -    -     -    69,997
  Stock options exercised                           416          4     3,557         -         -        -    -     -     3,561
  Tax benefit from exercise of
   stock options                                      -          -       949         -         -        -    -     -       949
  Cash dividends-$.117 per share                      -          -         -    (2,962)        -        -    -     -    (2,962)
  Earned portion of restricted
    stock                                             -          -         -         -       212        -    -     -       212
  Forfeiture of restricted  stock
   awards                                            (6)         -       (93)        -        56        -    6     -       (37)
                                                _______    _______   _______   _______  ________  _______  ____  ___  _________
Balance at December 31, 2003                     28,882        289   199,110   196,138      (818)    (538)  29     -   394,181

  Comprehensive income (loss):
  Net income                          $50,782         -          -         -    50,782         -        -    -     -    50,782
  Other comprehensive income
   (loss):
     Foreign currency translation
      adjustment, net of tax of $319      958        -          -         -         -         -        -    -     -         -
     Minimum pension liability
      adjustment, net of tax of $43       (67)       -          -         -         -         -        -    -     -         -
     Unrealized gain on interest
       rate swaps, net of tax of
       $841                             1,315        -          -         -         -         -        -    -     -         -
                                      _______
        Other comprehensive income      2,206        -          -         -         -         -    2,206    -     -     2,206
                                      _______
        Total comprehensive income    $52,988
                                      _______
  Issuance of stock associated
    with public offering                           322          4     5,043         -         -        -    -     -     5,047
  Stock options exercised                          433          4     4,549         -         -        -    -     -     4,553
  Tax benefit from exercise of
    stock options                                    -          -     1,249         -         -        -    -     -     1,249
  Cash dividends-$.146 per share                     -          -         -    (4,335)        -        -    -     -    (4,335)
  Earned portion of restricted stock                 -          -         -         -       153        -    -     -       153
  Forfeiture of restricted  stock
    awards                                         (12)         -     (186)         -        93        -   12     -       (93)
                                               _______    _______   _______   _______  ________  _______  ____  ___  _________
Balance at December 31, 2004                    29,625   $    297 $209,765   $242,585   $  (572) $ 1,668   41   $ -  $453,743
                                               _______    _______   _______   _______  ________  _______  ____  ___  _________

    The accompanying notes are integral part of these consolidated financial statements

                           GIBRALTAR INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation

         The consolidated financial statements include the accounts of Gibraltar Industries, Inc. and subsidiaries (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

         Use of Estimates

         The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

         Revenue Recognition

         Revenue is recognized when products are shipped or service is provided, the customer takes ownership and assumes the risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists and the sales price is fixed or determinable. Sales returns, allowances and customer incentives are treated as reductions to sales and are provided for based on historical experience and current estimates.

         Promotional Allowances

         The Company promotes its branded products through cooperative advertising programs with retailers. Retailers also are offered in-store promotional allowances and rebates based on sales volumes. Promotion costs (including allowances and rebates) incurred during the year are expensed to interim periods in relation to revenues and are recorded as a reduction of net sales.

         Cash and Cash Equivalents

         Cash and cash equivalents include cash on hand, checking accounts and all highly liquid investments with a maturity of three months or less.

         Accounts Receivable

         Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on a number of factors, including historical experience, credit worthiness of customers and current market and economic conditions. The Company reviews the allowance for doubtful accounts on a regular basis. Account balances are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet exposure related to its customers.

         Accounts receivable are expected to be collected within one year and are net of the allowance for doubtful accounts of $3,090,000 and $2,610,000 at December 31, 2004 and 2003, respectively.

         Inventories

         Inventories are valued at the lower of cost or market. The cost basis of the inventory is determined on a first-in, first-out basis using either actual costs or a standard cost methodology which approximates actual cost.

         Property, Plant and Equipment

         Property, plant and equipment are stated at cost and depreciated over their estimated useful lives using the straight-line method. Expenditures that extend the useful lives of assets are capitalized, while repair and maintenance costs are expensed as incurred. The estimated useful lives of land improvements and buildings and building improvements is 15 to 40 years, while machinery and equipment is 3 to 20 years. Accelerated methods are used for income tax purposes. Depreciation expense aggregated $22,883,000, $20,979,000 and $18,993,000 in 2004, 2003 and 2002, respectively.

         Interest is capitalized in connection with construction of qualified assets. Interest of $258,000, $156,000 and $105,000 was capitalized in 2004, 2003 and 2002, respectively.

         Acquisition Related Assets and Liabilities

         Accounting for the acquisition of a business as a purchase transaction requires an allocation of the purchase price to the assets acquired and the liabilities assumed in the transaction at their respective estimated fair values. The most difficult estimations of individual fair values are those involving long-lived assets, such as property, plant and equipment and intangible assets. We use all available information to make these fair value determinations and, for major business acquisitions, engage an independent valuation specialist to assist in the fair value determination of the acquired long-lived assets.

         Goodwill and Other Intangible Assets

         The Company tests goodwill for impairment at the reporting unit level on an annual basis during the fourth quarter or more frequently if an event occurs or circumstances change that indicate that the fair value of a reporting unit could be below its carrying amount. The impairment test consists of comparing the fair value of a reporting unit, determined using discounted cash flows, with its carrying amount including goodwill, and, if the carrying amount of the reporting unit exceeds its fair value, comparing the implied fair value of goodwill with its carrying amount. An impairment loss would be recognized for the carrying amount of goodwill in excess of its implied fair value.

         Acquired identifiable intangible assets are recorded at cost. Identifiable intangible assets with finite useful lives are amortized over their estimated useful lives.

         Impairment of Long-Lived Assets

         Long-lived assets, including acquired identifiable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of those assets may not be recoverable. The Company uses undiscounted cash flows to determine whether impairment exists and measures any impairment loss using discounted cash flows.

         Investments in Partnerships

         The Company's investments in partnerships are accounted for using the equity method of accounting, under which the Company's share of the earnings of the partnership is recognized in income as earned, and distributions are credited against the investment when received.

         Equity method goodwill arises when the Company's investment in the partnership exceeds its applicable share of the fair market value of the partnership's net assets at the date the partnership was formed. In accordance with SFAS 142, Goodwill and Other Intangible Assets, equity method goodwill is not amortized or tested for impairment in accordance with this standard. The Company reviews the equity method goodwill in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock (APB Opinion No.
         18), under which the Company would recognize an impairment loss when there is a loss in the value of the equity method investment which is deemed to be other than a temporary decline. No impairments were recognized in the years ended December 31, 2004, 2003 and 2002.

         Interest Rate Exchange Agreements

         Interest rate swap agreements are used by the Company in the management of interest rate risk. The interest rate swaps are not used for trading purposes and are accounted for as cash flow hedges under SFAS 133, Accounting for Derivative Instruments and Hedging Activities. The Company has determined that there is no ineffectiveness in these hedging relationships based on the criteria set forth in SFAS 133. The fair values of interest rate swap agreements are recognized as other current liabilities and aggregated $232,000 and $2,387,000 at December 31, 2004 and 2003, respectively. Gains or losses from changes in the fair value of the swap agreements are recorded, net of taxes, as components of Accumulated Other Comprehensive Income or Loss.

         Translation of Foreign Currency

         The assets and liabilities of the Company's foreign subsidiaries are translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Income and expense items are translated at the average exchange rates prevailing during the period. Gains and losses resulting from foreign currency transactions are recognized currently in income and those resulting from the translation of financial statements are accumulated as a separate component of comprehensive income net of related taxes.

         Shareholders' Equity

         During 2004 and 2003, the Company declared dividends of $4,335,000 and $2,962,000, respectively, of which $1,484,000 and $869,000 are accrued at December 31, 2004 and 2003, respectively.

         The Company reacquired 12,000 shares and 6,000 shares of forfeited restricted common stock in 2004 and 2003 respectively, at a cost of $.01 per share and reduced additional paid-in capital for an amount equal to the gross unvested portion of the restricted stock award at the date of forfeiture. These reacquired shares and related cost are reflected as treasury stock in the consolidated balance sheets at December 31, 2004 and 2003.

         Comprehensive Income

         Comprehensive income includes net income as well as accumulated other comprehensive income (loss). The Company's accumulated other comprehensive income (loss) consists of unrealized gains and losses on interest rate swaps, minimum pension liability and foreign currency translation adjustments, which are recorded net of related taxes.

         Net Income Per Share

         Share and per share data for all periods presented have been adjusted for the three-for-two stock split further discussed at Note 13.

         Basic net income per share equals net income divided by the weighted average shares outstanding during the year. The computation of diluted net income per share includes all dilutive common stock equivalents in the weighted average shares outstanding. A reconciliation between basic net income per share and diluted net income per share for the years ended December 31, 2004, 2003 and 2002 is displayed in Note 14.

         Income Taxes

         The consolidated financial statements of the Company have been prepared using the asset and liability approach in accounting for income taxes which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of other assets and liabilities.

         Fair Market Value Disclosures

         SFAS 107, Disclosures About Fair Market Value of Financial Instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company's cash and cash equivalents and accounts receivable are stated at cost which approximates fair value at December 31, 2004. The fair value of the Company's debt approximated $319,029,000 at December 31, 2004.

         Fair market value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

         Stock Based Compensation

         Stock options

         In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS 148, Accounting for Stock-Based Compensation-Transition and Disclosure which amends SFAS 123, Accounting for Stock-Based Compensation. SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS 123 to require disclosures in both the annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. As allowed by SFAS 123, the Company follows the disclosure requirements of SFAS 123 and SFAS 148, but continues to account for its stock options using the intrinsic value-based method of accounting as prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees (APB Opinion No. 25). Accordingly, no compensation cost has been recognized for the stock option plans, as stock options granted under these plans have an exercise price equal to 100% of the market price of the underlying stock on the date of grant. The Company's stock option plans are discussed in more detail in Note 15.

         Restricted stock plan

         The Company has a restricted stock plan for the grant of restricted stock awards to employees and non-employee directors at a purchase price of $.01 per share. Upon issuance of the restricted shares, a charge equivalent to the market value of the shares on the date of grant less the purchase price of $.01 per share is charged to shareholders' equity (net of applicable tax effects), as unearned compensation (a contra equity account) and is amortized on a straight-line basis over the related share restriction period. The Company's restricted stock plan is discussed in more detail in Note 16.

         The following table illustrates the pro forma effect on net income and net income per share, had the Company used the Black-Scholes option pricing model to calculate the fair value of stock based employee compensation pursuant to the provisions of SFAS 123 and SFAS 148 (in thousands, except per share data):


                                                      Year Ended December 31,
                                                  2004           2003           2002
                                                 ________      ________       ________
Net income as reported                           $50,782       $26,953        $23,854

Add:  Compensation expense recognized in net
      income, net of related tax effects             153           212            258

Deduct:  Stock-based employee compensation
         expense determined under fair value
         based method for all awards, net of
         related tax effects                        (344)         (569)        (1,258)
                                                 ________      ________       ________

Pro forma net income                             $50,591       $26,596        $22,854
                                                 ________      ________       ________

Net income per share:
     Basic - as reported                         $  1.73       $  1.12        $  1.04
                                                 ________      ________       ________
     Basic - pro forma                           $  1.72       $  1.10        $  1.00
                                                 ________      ________       ________

     Diluted - as reported                       $  1.72       $  1.11        $  1.02
                                                 ________      ________       ________
     Diluted - pro forma                         $  1.71       $  1.09        $   .98
                                                 ________      ________       ________







The fair values and assumptions used in the Black-Scholes option pricing model are as follows:

                                                                                             Risk-Free
                                     Fair Value     Expected Life   Stock Volatility       Interest Rate          Dividend Yield
                                     __________     _____________   ________________       _____________          ______________
           2000 Grant                   $4.21           5 Years          43.7%                 6.3%                     .7%
           1999 Grant                   $6.12           5 Years          45.1%                 4.4%                     .2%

         Recent Accounting  Pronouncements

         The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123 (Revised 2004) (SFAS No.
         123R), Share-Based Payment, in December 2004. SFAS No. 123R is a revision of FASB Statement 123, Accounting for Stock-Based Compensation and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees and its related implementation guidance. The Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award. This statement is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005 and the Company will adopt the standard in the third quarter of fiscal 2005. The Company has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.


         In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets--An Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (SFAS 153). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005 and is required to be adopted by the Company for such exchanges in the third quarter of fiscal 2005. The Company is currently evaluating the effect that the adoption of SFAS 153 will have on its consolidated results of operations and financial condition but does not expect it to have a material impact.

         In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4, (SFAS 151) which clarifies the types of costs that should be expensed rather than capitalized as inventory. This statement also clarifies the circumstances under which fixed overhead costs associated with operating facilities involved in inventory processing should be capitalized. The provisions of SFAS No. 151 are effective for fiscal years beginning after June 15, 2005 and the Company will adopt this standard in the first quarter of fiscal 2006. The Company has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

         In May 2004, the FASB released FASB Staff Position No. FAS 106-2 Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (FSP 106-2). The Medicare Prescription Drug Improvement and Modernization Act of 2003 (the "Medicare Act") was enacted December 8, 2003. On January 21, 2005 the Centers for Medicare and Medicaid Services released the final regulations for implementing the Medicare Act. FSP 106-2 provides authoritative guidance on accounting for the federal subsidy specified in the Medicare Act. The Medicare Act provides for a federal subsidy equal to 28% of certain prescription drug claims for sponsors of retiree health care plans with drug benefits that are at least actuarially equivalent to those to be offered under Medicare Part D, beginning in 2006. The Company was unable to conclude whether the benefits provided by the plan are actuarially equivalent to Medicare Part D under the Act, and therefore we have not determined whether we will need to amend our plan, nor what effect the Act will have on our consolidated financial position, results of operations or cash flows.

         In December 2003, the FASB issued SFAS 132 (revised 2003), Employer's Disclosures About Pensions and Other Postretirement Benefits. SFAS 132 (revised 2003), revises employers' disclosures about pension plans and other postretirement benefit plans. SFAS 132 (revised 2003), does not change the measurement and recognition of those plans required by SFAS 87, Employers' Accounting for Pensions, SFAS 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and SFAS 106, Employers' Accounting for Postretirement Benefits Other Than Pensions. SFAS 132 (revised 2003), retains the original disclosure requirements of SFAS 132 and requires additional expanded annual and interim disclosures to those in the original SFAS 132 about the assets, obligations, cash flows, and net periodic benefit costs of defined benefit pension plans and other defined benefit postretirement benefit plans. The adoption of this Statement is required for financial statements with fiscal years ending after December 15, 2003. Implementation of SFAS 132 (revised 2003) did not have a material impact on the Company's consolidated financial statements. The revised disclosure requirements of this Statement are reflected in Notes 9 and 10.

         In May 2003, the FASB issued SFAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS 150 applies specifically to a number of financial instruments that companies have historically presented within their financial statements either as equity or between the liabilities section and the equity section, rather than as liabilities. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Implementation of SFAS 150 did not have a material impact on the Company's consolidated financial statements.

         In April 2003, the FASB issued SFAS 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS 149 clarifies the accounting for derivatives, amending the previously issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 149 clarifies under what circumstances a contract with an initial net investment meets the characteristics of a derivative, amends the definition of any underlying contract, and clarifies when a derivative contains a financing components in order to increase the comparability of accounting practices under SFAS 133. SFAS 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's consolidated financial statements.

         In December 2003, the FASB issued FIN 46(R), Consolidation of Variable Interest Entities. This interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, replaced FIN 46 and addresses consolidation of variable interest entities. FIN 46(R) requires certain variable interest entities to be consolidated by the primary beneficiary if the entity does not effectively disperse risks among the parties involved. The provisions of FIN 46(R) are effective immediately for those variable interest entities created after January 31, 2003. The provisions are effective for financial statements issued for the first interim or annual period ending after December 15, 2003 for those variable interests held prior to February 1, 2003. The adoption of this Interpretation did not have any effect on the Company's financial position or results of operations.

         In December 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of SFAS No. 123. SFAS 148 amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require more prominent and more frequent disclosures in the financial statements regarding the effects of stock-based compensation. SFAS 148 is effective for financial statements for fiscal years ending after December 15, 2002, including certain amendments to required disclosures related to stock-based compensation included in condensed financial statements for interim periods beginning after December 15, 2002. Adoption of SFAS 148 did not have a material impact on the Company's financial position, results of operations or cash flows. For further discussion of the Company's stock-based compensation arrangements, see above in Note 1.

         In November 2002, the FASB issued FASB Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). FIN 45 requires the fair-value measurement and recognition of a liability for the issuance of certain guarantees issued or modified on January 1, 2003 or after. Implementation of the fair-value measurement and recognition provisions of FIN 45 did not have a material impact on the Company's financial position or results of operations.

         In June 2002, the FASB issued SFAS 146, Accounting for Exit or Disposal Activities. SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of SFAS 146 are effective for exit or disposal activities that were initiated after December 31, 2002 and did not have a material impact on the Company's financial position or results of operations.

2.       DISCONTINUED OPERATIONS

         As part of its continuing evaluation of its business, the Company determined that its Milcor subsidiary was not positioned to obtain a leadership position in its marketplace. The Company was approached by a market leader from Milcor's marketplace and on January 27, 2005, the Company sold the net assets of Milcor, which included Portals Plus, for approximately $42,594,000. In accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), the results of operations for Milcor have been classified as discontinued operations in the consolidated statements of income and cash flows for all periods presented. This reclassification has been reflected in Notes 1, 3, 4, 9, 11 and 17.

         During the second quarter of 2005, the Company reached an agreement with the purchaser regarding the final working capital adjustment, which resulted in a loss of $728,000 on the sale. As the Company previously disclosed, a contingent liability related to a potential tax liability due to the recognition of a built in gain for Portals Plus had been identified. During the third quarter of 2005, the Company determined that a $4.5 million unrecognized built in gain existed when the former owners of Portals Plus converted the businesses from C-Corp's to S-Corp's. The Company made a payment of $1,457,000 to the Internal Revenue Service on behalf of the former owners pursuant to the original purchase agreement. This amount has been reflected as a loss on the discontinued operations during the third quarter of 2005. The carrying amounts of the assets and liabilities sold were as follows (in thousands):

                    Current Assets                            $ 14,176
                    Property, Plant and Equipment               11,861
                    Intangible Assets                            1,774
                    Goodwill                                    18,760
                    Current Liabilities                         (1,792)
                                                              ________
                    Net Assets                                $ 44,779
                                                              ________


         The results of operations for Milcor for the years ended December 31, 2004, 2004 and 2002 have been classified as discontinued operations in the consolidated statements of income. Components of the income from discontinued operations of Milcor are as follows (in thousands):

                                                           December 31,
                                                 2004            2003         2002
                                                _______        _______      _______
                    Net sales                   $38,409        $28,455      $42,407
                    Expenses                     37,338         28,405       41,984
                                                _______        _______      _______
                    Income (loss) from
                    discontinued operations     $ 1,071        $    50      $   423
                                                _______        _______      ________


3.  ACQUISITIONS

         On July 1, 2002, the Company purchased all of the outstanding capital stock of B&W Thermal Processing (1975) Limited (B&W) for approximately $9,200,000. The purchase price consisted of approximately $8,500,000 payable in cash and 48,982 shares of the Company's common stock valued at $700,000, including 18,858 treasury shares. B&W, located in Ontario, Canada, specializes in commercial thermal processing. The results of operations of B&W (included in the Company's Thermal Processing segment) have been included in the Company's consolidated financial statements since the date of acquisition.

         On April 1, 2003, the Company acquired all of the outstanding stock of Construction Metals, Inc. (Construction Metals). Construction Metals is headquartered in Ontario, California and is a manufacturer of a wide array of building and construction products that are sold to retail and wholesale customers throughout the western United States. The acquisition of Construction Metals allowed the Company to eliminate a competitor and strengthen its distribution network in the building products market. The results of operations of Construction Metals (included in the Company's Building Products segment) have been included in the Company's consolidated financial statements since the date of acquisition.

         The aggregate purchase consideration for the acquisition of Construction Metals was approximately $29,185,000, which was comprised of approximately $11,685,000 in cash, including direct acquisition costs, and $17,500,000 of unsecured subordinated debt, payable to the former owners of Construction Metals. The purchase price was allocated to the assets acquired and liabilities assumed based upon respective fair market values. The fair market values of the property, plant and equipment and identifiable intangible assets were determined with the assistance of an independent valuation. The identifiable intangible assets consisted of non-competition agreements with an aggregate fair market value of approximately $830,000 (5-year weighted average useful life). The excess consideration over such fair value was recorded as goodwill and aggregated approximately $19,546,000, none of which is deductible for tax purposes. The allocation of purchase consideration to the assets acquired and liabilities assumed is as follows (in thousands):

                   Working capital                                    $ 3,485
                   Property, plant and equipment                        5,669
                   Intangible assets                                      830
                   Goodwill                                            19,546
                                                                      ________
                                                                      $29,530
                                                                      ________

         As part of the purchase agreement between the Company and the former owners of Construction Metals, the Company may be required to pay additional consideration if certain net sales levels as defined in the purchase agreement are achieved during the period from acquisition up to March 31, 2006. During the second quarter of 2004, a payment of $345,000 was made as a result of the net sales achieved. This payment was recorded as additional goodwill.

         On May 1, 2003, the Company acquired all of the outstanding stock of Air Vent Inc. (Air Vent). Air Vent is headquartered in Dallas, Texas and is primarily engaged in the manufacture and distribution of a complete line of ventilation products and accessories. The acquisition of Air Vent allowed the Company to eliminate a competitor and strengthen its position in the building products market. The results of operations of Air Vent (included in the Company's Building Products segment) have been included in the Company's consolidated financial statements since the date of acquisition.

         The aggregate purchase consideration for the acquisition of Air Vent was approximately $117,798,000, which was comprised of approximately $75,503,000 in cash, including direct acquisition costs, and $42,295,000 of unsecured subordinated debt, payable to the former owner of Air Vent. The purchase price was allocated to the assets acquired and liabilities assumed based upon respective fair market values. The fair market values of the property, plant and equipment and identifiable intangible assets were determined with the assistance of an independent valuation. The identifiable intangible assets consisted of non-competition agreements with an aggregate fair market value of approximately $1,400,000 (10-year weighted average useful life). The excess consideration over such fair value was recorded as goodwill and aggregated approximately $103,104,000. The allocation of purchase consideration to the assets acquired and liabilities assumed is as follows (in thousands):

                   Working capital                               $  2,997
                   Property, plant and equipment                   10,297
                   Intangible assets                                1,400
                   Goodwill                                       103,104
                                                                 ________
                                                                 $117,798
                                                                 ________

         The Company and the former owner of Air Vent have made a joint election under Internal Revenue Code (IRC) Section 338(h)(10) which allows the Company to treat the stock purchase as an asset purchase for tax purposes. As a result of the 338(h)(10) election, goodwill in the amount of $103,104,000 is expected to be fully deductible for tax purposes.

         On January 6, 2004, the Company acquired all of the outstanding stock of Renown Specialties Company Ltd. (Renown). Renown is headquartered in Thornhill, Ontario and is a designer, manufacturer and distributor of construction hardware products in Canada. The acquisition of Renown served to broaden the Company's product lines and strengthen its existing position in the building products market. The results of operations of Renown (included in the Company's Building Products segment) have been included in the Company's consolidated financial statements since the date of acquisition.

         The aggregate purchase consideration for the acquisition of Renown was approximately $6,370,000 which was comprised solely of cash, including direct acquisition costs. The purchase price was allocated to the assets acquired and liabilities assumed based upon respective fair market values. The fair market values of the property, plant and equipment and identifiable intangible assets were determined with the assistance of an independent valuation. The identifiable intangible assets consisted of non-competition agreements with an aggregate fair market value of $35,000 (5-year weighted average useful life), trademarks / trade names with an aggregate fair market value of $100,000 (2-year weighted average useful life), and customer relationships with an aggregate fair market value of $80,000 (5-year weighted average useful life). See Note 4 for further discussion.

         The excess consideration over such fair value was recorded as goodwill and aggregated approximately $3,701,000, none of which is deductible for tax purposes. The allocation of purchase consideration to the assets acquired and liabilities assumed is as follows (in thousands):

                   Working capital                                $1,504
                   Property, plant and equipment                     950
                   Intangible assets                                 215
                   Goodwill                                        3,701
                                                                  ______
                                                                  $6,370
                                                                  ______


         On June 1, 2004, the Company acquired the net assets of SCM Metal Products, Inc. (SCM). SCM is headquartered in Research Triangle Park, North Carolina and manufactures, markets and distributes non-ferrous metal powder products to customers in a number of different industries, including the automotive, aerospace, electronics and consumer products industries. The results of operations of SCM (included in the Company's Processed Metal Products segment) have been included in the Company's consolidated financial statements since the date of acquisition.

         The aggregate purchase consideration for the acquisition of SCM was approximately $42,882,000 in cash and acquisition costs. The purchase price was allocated to the assets acquired and liabilities assumed based upon respective fair market values. The fair market values of the property, plant and equipment and identifiable intangible assets were determined with the assistance of an independent valuation. The identifiable intangible assets consisted of trademarks/trade names with an aggregate value of $440,000 (indeterminable useful life), unpatented technology with a value of $900,000 (10-year weighted average useful life) and customer relationships with a value of $5,560,000 (15-year weighted average useful life). See Note 4 for further discussion. The excess consideration over such fair value was recorded as goodwill and aggregated approximately $4,238,000, which is fully deductible for tax purposes. The allocation of purchase consideration to the assets acquired and liabilities assumed is as follows (in thousands):

                   Working capital                             $15,863
                   Property, plant and equipment                15,881
                   Intangible assets                             6,900
                   Goodwill                                      4,238
                                                               _______
                                                               $42,882
                                                               _______

         On August 13, 2004 the Company acquired all of the outstanding stock of Portals Plus Incorporated and its affiliated companies, Roofing Products & Systems Corporation and J.L.R. Services, Inc. (Portals
         Plus). Portals Plus is headquartered in Chicago, Illinois, and manufactures a diverse line of roofing products. The acquisition of Portals Plus served to strengthen the Company's position in the roofing products markets. The results of operations of Portals Plus (included in the Company's Building Products segment) have been included in the Company's consolidated financial statements since the date of acquisition.

         The aggregate purchase consideration of Portals Plus was approximately $15,167,000, subject to final adjustment for payment of the sellers tax liability, and was comprised solely of cash, including direct acquisition costs. The purchase price was allocated to the assets acquired and liabilities assumed based upon respective fair values. The fair market values of the property, plant and equipment and identifiable intangible assets were determined with the assistance of an independent valuation. The identifiable intangible assets consisted of customer relationships with a value of $1,830,000 (10-year weighted average useful life), and patents with a value of $21,000 (18-year weighted average useful life). The excess consideration over such fair value was recorded as goodwill and aggregated approximately $9,396,000. The preliminary allocation of purchase consideration to the assets acquired and liabilities assumed is as follows (in thousands):

                   Working capital                                              $ 2,905
                   Property, plant and equipment                                  1,015
                   Intangible assets                                              1,851
                   Goodwill                                                       9,396
                                                                                _______
                                                                                $15,167
                                                                                _______

         The Company and the former owner of Portals Plus have made a joint election under Internal Revenue Code (IRC) Section 338(h)(10) which allows the Company to treat the stock purchase as an asset purchase for tax purposes. As a result of the 338(h)(10) election, goodwill in the amount of $9,396,000 is expected to be fully deductible for tax purposes.

         On January 27, 2005, the Company disposed of the operations of Portals Plus as discussed Note 2.

         The following unaudited pro forma financial information presents the combined results of operations as if the acquisitions had occurred at the beginning of each period presented. Portals Plus has been excluded from this Proforma financial information due to its disposal and classification as discontinued operations as discussed in Note 2. The pro forma information includes certain adjustments, including depreciation expense, interest expense and certain other adjustments, together with related income tax effects. The pro forma amounts may not be indicative of the results that actually would have been achieved had the acquisitions occurred as of January 1, 2003 and are not necessarily indicative of future results of the combined companies (in thousands, except per share data):

                                                           Year Ended December 31,
                                                          2004             2003
                                                       __________        ________
                                                                 (unaudited)
         Net sales                                     $1,039,994        $838,073
                                                       __________        ________
         Net income                                    $   52,381        $ 30,227
                                                       __________        ________
         Net income per share - Basic                  $     1.78        $   1.25
                                                       __________        ________
         Net income per share - Diluted                $     1.77        $   1.24
                                                       __________        ________

         On February 16, 2004, the Company acquired the net assets of Covert Operations, Inc. (Covert), a manufacturer of epoxies and crack injection systems for concrete and masonry. The aggregate purchase consideration of Covert was approximately $1,336,000, including direct acquisition costs. The acquisition of Covert resulted in approximately $640,000 in goodwill, which is fully deductible for tax purposes. The acquisition of Covert is not considered to be material to the Company's consolidated results of operations.

4.       GOODWILL AND RELATED INTANGIBLE ASSETS

         Goodwill

         The changes in the carrying amount of goodwill by reportable segment for the years ended December 31, 2004 and 2003 are as follows (in thousands):

                                              Processed           Building        Thermal
                                                 Metal            Products       Processing
                                             Products Segment      Segment         Segment           Total
                                             ________________     ________       __________         _________

         Balance as of December 31, 2002         $ 8,058          $ 79,401         $45,993          $133,452
         Goodwill acquired                        11,289           122,305             111           133,705
                                                 _______          ________         _______          _________
         Balance as of December 31, 2003          19,347           201,706          46,104           267,157
         Goodwill acquired                         4,270            14,081               -            18,351
         Foreign currency translation                  -               419               -               419
                                                 _______          ________         _______          _________
         Balance as of December 31, 2004         $23,617          $216,206         $46,104          $285,927
                                                 _______          ________         _______          _________

         As described in Note 7, the Company entered into a joint venture with Duferco Farrell Corporation in 2003, in which the Company acquired a 50% partnership interest in Gibraltar DFC Strip Steel, LLC. The Company's investment in Gibraltar DFC Strip Steel, LLC. (included in the Company's Processed Metals Products segment) exceeded its applicable share of the fair market value of the partnership's net assets at the date the partnership was formed and resulted in equity method goodwill of approximately $11,320,000. There was no impairment associated with this equity method goodwill in 2004 or 2003.

         Intangible Assets

         Intangible assets related to the Company's acquisitions are included as part of the total other assets on the Company's condensed consolidated balance sheet. Intangible assets subject to amortization at December 31 are as follows (in thousands):

                                                2004                                    2003
                                      _______________________________         _____________________________
                                       Gross                                   Gross
                                      Carrying           Accumulated         Carrying           Accumulated      Estimated
                                       Amount            Amortization         Amount           Amortization        Life
                                      _________          ____________         ________         ____________      __________
        Trademark / Patent              $   141              $ (54)              $    -             $    -     2 to 18 years
        Unpatented Technology             1,075                (63)                   -                  -     15 years
        Customer Relationships            7,470               (293)                   -                  -     5 to 15 years
        Non-Competition
           Agreements                     2,365               (549)              $2,230              (218)     5 to 10 years
                                        _______              _____               ______             _____
                                        $11,051              $(959)              $2,230             $(218)
                                        _______              _____               ______             _____

         Intangible asset amortization expense for the years ended December 31, 2004 and 2003 aggregated approximately $680,000 and $218,000, respectively.

         Amortization expense related to intangible assets subject to amortization at December 31, 2004 for the next five years is estimated as follows (in thousands):

                   Year Ended December 31,
                   _______________________
                              2005                            $875
                              2006                            $825
                              2007                            $825
                              2008                            $701
                              2009                            $614

         Intangible assets not subject to amortization consist of a trademark valued at $440,000.

5.       INVENTORIES

         Inventories at December 31 consist of the following:


                                    (in thousands)
                                    ______________
                                 2004                  2003
                               ________             ________

        Raw material           $121,614             $ 53,737
        Work-in-process          27,279               21,033
        Finished goods           58,322               32,761
                               ________             ________

        Total inventory        $207,215             $107,531
                               ________             ________


6.       PROPERTY, PLANT AND EQUIPMENT

         Components of property, plant and equipment at December 31 consisted of the following:

                                                                          (in thousands)
                                                                           ____________
                                                                        2004         2003
                                                                     ________      ________
           Land and land improvements                                $ 12,106      $  9,046
           Building and improvements                                   85,936        79,099
           Machinery and equipment                                    310,271       283,271
           Construction in progress                                    12,765         9,670
                                                                     ________      ________

                                                                      421,078       381,086

           Less accumulated depreciation and amortization             152,059       131,057
                                                                     ________      ________

               Property, plant and equipment, net                    $269,019      $250,029
                                                                     ________      ________

7.       INVESTMENTS IN PARTNERSHIPS

         The Company has a 31% partnership interest in a steel pickling joint venture with Samuel Manu-Tech, Inc. The partnership provides a steel cleaning process called pickling to steel mills and steel processors. The investment is included in the Company's Processed Metal Products segment and is accounted for using the equity method of accounting. The Company's investment in the partnership was approximately $3,127,000 and $3,454,000 at December 31, 2004 and 2003, respectively.

         In December 2003, the Company entered into a joint venture with Duferco Farrell Corporation, in which the Company acquired a 50% partnership interest in Gibraltar DFC Strip Steel, LLC. The joint venture was formed for the purpose of manufacturing and distributing cold-rolled strip steel products. The investment is accounted for using the equity method of accounting. The Company's proportionate share in the net assets of the joint venture was approximately $5,084,000 and $1,590,000 at December 31, 2004 and 2003, respectively.

8.       DEBT

         Long-term debt at December 31 consists of the following:


                                                              (in thousands)
                                                              ______________
                                                            2004         2003
                                                          ________      _________

           Revolving credit facility                      $157,636      $125,000
           Senior secured notes                             55,000             -
           Acquisition notes payable                        45,503        59,795
           Private placement demand notes                   50,000        50,000
           Industrial Development Revenue Bonds              1,900         2,400
           Short-term borrowings                                 -         5,000
           Other debt                                            -            55
                                                          ________      ________

                                                           310,039       242,250

           Less current maturities                          14,692        19,848
                                                          ________      ________

               Total long-term debt                       $295,347      $222,402
                                                          ________      ________


         The Company's revolving credit facility of $290,000,000 is collateralized by the Company's accounts receivable, inventories, and personal property and equipment, and is committed through June 2007 and contains a $10,000,000 expansion feature at the Company's option, subject to approval by the participating financial institutions. A commitment fee of 30 basis points of the unused portion of the facility is payable quarterly. This facility has various interest rate options, which are no greater than the bank's prime rate (5.25% at December 31, 2004). In addition, the Company may enter into interest rate exchange agreements (swaps) to manage interest costs and exposure to changing interest rates. At December 31, 2004, the Company had interest rate swap agreements outstanding which expire in 2005 and effectively converted $20,000,000 of floating rate debt to fixed rates ranging from 7.22% to 7.70%. Additional borrowings under the revolving credit facility of $130,000,000 and $75,000,000 had an interest rate of LIBOR plus a fixed rate at December 31, 2004 and 2003, respectively. There were additional borrowings of $7,636,000 at the prime rate at December 31, 2004. The weighted average interest rate of these borrowings was 4.59% and 3.55% at December 31, 2004 and 2003, respectively. $7,725,000 of standby letters of credit have been issued under the revolving credit agreement to third parties on behalf of the Company at December 31, 2004. These letters of credit reduce the amount otherwise available.

         In June 2004, the Company entered into a $75,000,000 private placement of debt with The Prudential Insurance Company of America. This senior secured note bears interest at 5.75% annually and has a seven year term. The Company drew down $55,000,000 which was outstanding at December 31, 2004, and will draw down the remaining $20,000,000 at specified dates and amounts which coincide with the expiration of the interest rate swap agreements currently outstanding under the Company's existing revolving credit facility. The initial $55,000,000 borrowing under this note was used to pay down a portion of the existing revolving credit facility.

         The Company's acquisition notes payable consists of debt incurred in connection with the 2003 acquisitions of Construction Metals and Air Vent. In connection with the acquisition of Construction Metals, the Company entered into two unsecured subordinated notes payable each in the amount of $8,750,000 (aggregate total of $17,500,000). These notes are payable to the two former owners of Construction Metals and are considered related party in nature due to the former owners' current employment relationship with the Company. These notes are payable in equal annual principal installments of $2,917,000 per note on April 1, with the final principal payment due on April 1, 2006. These notes require quarterly interest payments at an interest rate of 5.0% per annum. Interest expense related to these notes payable aggregated approximately $658,000 and $660,000 in 2004 and 2003, respectively. At December 31, 2004, the current portion of these notes aggregated approximately $5,834,000 and accrued interest aggregated approximately $147,000 and $221,000 at December 31, 2004 and 2003, respectively.

         In connection with the acquisition of Air Vent, the Company entered into an unsecured subordinated note payable to the former owner of Air Vent, in the amount of $42,295,000. The note is payable in annual principal installments of $8,459,000 on May 1, with the final principal payment due on May 1, 2008. The unpaid principal balance of $33,836,000 accrues interest at a rate of 5.0% per annum.

         The Company's private placement demand notes consist of a $25,000,000 senior secured note bearing interest at 7.35% annually, due on July 3, 2007 and a $25,000,000 senior subordinated note bearing interest at 8.98% annually, due on January 3, 2008.

         In addition, the Company has an Industrial Development Revenue Bond payable in installments through September 2018, with interest rates ranging from a fixed rate of 4.22% to a variable rate of 2.13% at December 31, 2004, which financed the cost of the expansion of its Coldwater, Michigan heat-treating facility under a capital lease agreement. The cost of the facility and equipment equals the amount of the bonds and includes accumulated amortization of $843,000. The agreement provides for the purchase of the facility and equipment at any time during the lease term at scheduled amounts or at the end of the lease for a nominal amount.

         In connection with the Company's purchase of a 50% partnership interest in Gibraltar DFC Strip Steel, LLC, the Company entered into a short-term note payable to Duferco Farrell Corporation in the amount of $5,000,000. The note bore no interest and was satisfied in 2004.

         The aggregate maturities on long-term debt for the next five years and thereafter are as follows: 2005 - $14,692,000; 2006 - $14,493,000; 2007
         - $191,295,000; 2008 - $33,559,000; 2009 - $100,000; and $55,900,000,
         thereafter.

         The various loan agreements, which do not require compensating balances, contain provisions that limit additional borrowings and require maintenance of minimum net worth and financial ratios. The Company is in compliance with the terms and provisions of all its financing agreements.

         Total cash paid for interest in the years ended December 31, 2004, 2003 and 2002 was $14,620,000, $12,632,000 and $10,050,000, respectively.

9.       EMPLOYEE RETIREMENT PLANS

         Certain subsidiaries participate in the Company's 40l(k) Plan. In addition, certain subsidiaries have multi-employer non-contributory retirement plans providing for defined contributions to union retirement funds.

         The Company has an unfunded supplemental pension plan which provides defined pension benefits to certain salaried employees upon retirement. Benefits under the plan are based on the salaries of individual plan participants. The Company is accruing for these benefit payments based upon an independent actuarial calculation. The following table presents the changes in the plan's projected benefit obligation, fair value of plan assets and funded status for the years ended December 31:


                                                                     (in thousands)
                                                                     ______________
                                                              2004        2003      2002
                                                             _______     _______   _______
        Change in projected benefit obligation:
          Projected benefit obligation at beginning of year  $ 1,791     $ 1,652   $ 1,269
          Service cost                                           171         156       151
          Interest cost                                          107         107        92
          Actuarial (gain) loss                                  110        (106)      140
          Benefits paid                                          (25)        (18)        -
                                                             _______     _______   _______
          Projected benefit obligation at end of year        $ 2,154     $ 1,791   $ 1,652
                                                             _______     _______   _______

        Fair value of plan assets                            $     -     $     -   $     -
                                                             _______     _______   _______

          Funded status:                                     $(2,154)    $(1,791)  $(1,652)
          Unrecognized loss                                      206          96       206
                                                             _______     _______   _______
                Net amount recognized                        $(1,948)    $(1,695)  $(1,446)
                                                             _______     _______   _______

        Amounts recognized in the consolidated financial
          statements consist of:
              Accrued pension liability                      $(2,154)    $(1,791)  $(1,652)
              Accumulated other comprehensive loss-
                 additional minimum pension liability
                 (pre-tax)                                       206          96       206
                                                             _______     _______   _______
                Net amount recognized                        $(1,948)    $(1,695)  $(1,446)
                                                             _______     _______   _______

         The plan's accumulated benefit obligation was $2,154,000, $1,791,000 and $1,652,000 at December 31, 2004, 2003 and 2002, respectively.

         The measurement date used to determine pension benefit measures is December 31.

         Components of net periodic pension cost for the years ended December 31 are as follows:


                                                            (in thousands)
                                                            ______________
                                                   2004           2003          2002

            Service cost                          $  171         $  156         $  151
            Interest cost                            107            107             92
            Loss amortization                          -              4              -
                                                  ______         ______         ______
            Net periodic pension cost             $  278         $  267         $  243
                                                  ______         ______         ______

        Weighted average assumptions:
            Discount rate                          5.75%          6.00%          6.50%
            Expected return on plan assets             -              -              -
            Rate of compensation increase              -              -              -

         Employer contributions to the plan for 2005 are expected to be $25,000.

         Expected benefit payments from the plan are as follows:

                                               Year Ended December 31,
                                               _______________________
                                                        2005                      $ 25,000
                                                        2006                      $ 25,000
                                                        2007                      $ 35,000
                                                        2008                      $ 73,000
                                                        2009                     $ 148,000
                                           Years 2010 - 2014                    $1,677,000

         Total expense for all retirement plans was $3,044,000, $2,676,000 and $2,322,000 for the years ended December 31, 2004 2003 and 2002, respectively.

10.      OTHER POSTRETIREMENT BENEFITS

         Certain subsidiaries of the Company provide health and life insurance to substantially all of their employees and to a number of retirees and their spouses.

         The following table presents the changes in the accumulated postretirement benefit obligation related to the Company's unfunded postretirement healthcare benefits at December 31:

                                                                         (in thousands)
                                                                         ______________
                                                             2004             2003           2002
                                                            _______         _______         _______
            Benefit obligation at beginning of year         $ 3,404         $ 2,974         $ 2,272
            Service cost                                         92              99              81
            Interest cost                                       214             191             177
            Amendments                                          (57)              -               -
            Actuarial loss                                      465             227             499
            Benefits paid                                       (72)            (87)            (55)
                                                            _______         _______         _______
            Benefit obligation at end of year               $ 4,046         $ 3,404         $ 2,974
                                                            _______         _______         _______

            Fair value of plan assets                       $     -         $     -         $     -
                                                            _______         _______         _______

            Under funded status                             $(4,046)        $(3,404)        $(2,974)
            Unrecognized prior service costs                   (142)           (106)           (120)
            Unrecognized loss                                 1,721           1,362           1,225
                                                            _______         _______         _______
                Accumulated postretirement benefit
                  obligation                                $(2,467)        $(2,148)        $(1,869)
                                                            _______         _______         _______

         Components of net periodic postretirement benefit cost charged to expense for the years ended December 31 are as follows:

                                                                           (in thousands)
                                                                           ______________
                                                                 2004           2003           2002
                                                                ______         ______         ______
            Service cost                                        $   92         $   99         $   81
            Interest cost                                          214            191            177
            Amortization of unrecognized prior service cost        (21)           (14)           (14)
            Loss amortization                                      107             90             71
                                                                ______         ______         ______
            Net periodic pension cost                           $  392         $  366         $  315
                                                                ______         ______         ______

            Weighted average assumptions:

            Discount rate                                        5.75%          6.00%          6.50%
            Expected return on plan assets                           -              -              -
            Rate of compensation increase                            -              -              -

         The medical inflation rate was assumed to be 8.0% in 2004, decreasing gradually to 5.0% in 2011. The effect of a 1% increase or decrease in the annual medical inflation rate would increase or decrease the accumulated postretirement benefit obligation at December 31, 2004, by approximately $651,000 and $562,000, respectively and increase or decrease the annual service and interest costs by approximately $56,000 and $48,000, respectively.

         The measurement date used to determine postretirement benefit obligation measures is December 31.

         The Company expects to make contributions of $144,000 to the plan in 2005.

         Expected benefit payments from the plan are as follows:

                                               Year Ended December 31,
                                               _______________________

                                                        2005               $  144,000
                                                        2006               $  147,000
                                                        2007               $  154,000
                                                        2008               $  168,000
                                                        2009               $  183,000
                                           Years 2010 - 2014               $1,239,000


         On December 18, 2003 the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Medicare Act) was passed. On January 21, 2005 the Centers for Medicare and Medicaid Services released the final regulations for implementing the Medicare Act. Net periodic benefit costs for postretirement benefits above do not reflect any amount associated with the federal subsidy to sponsors of retiree health care benefit plans that provide a benefit that is at least actuarially equivalent to the Medicare benefit because the Company was unable to conclude whether the benefits provided by the plan are actuarially equivalent to Medicare Part D under the Medicare Act.

         One of the Company's subsidiaries also provides postretirement healthcare benefits to its unionized employees through contributions to a multi-employer healthcare plan.

11.      INCOME TAXES

         The provision for income taxes for the years ending December 31 consisted of the following:

                                                                             (in thousands)
                                                                              ____________
                                                                   2004             2003            2002
                                                                  _______          _______          _______
         Income Tax Expense from Continuing Operations
         Current:
            U.S. Federal                                          $22,073          $ 9,892          $ 8,970
            State and Foreign                                       3,441            1,715            1,576
                                                                  _______          _______          _______
            Total current                                          25,514           11,607           10,546
                                                                  _______          _______          _______
         Deferred:
            U.S. Federal                                            5,202            5,296            4,524
            State and Foreign                                       1,052              659              545
                                                                  _______          _______          _______
            Total deferred                                          6,254            5,955            5,069
                                                                  _______          _______          _______
            Subtotal                                               31,768           17,562           15,615

         Income Tax Expense from Discontinued Operations:
            U.S. Federal                                              640               43              276
            State and Foreign                                          59               (8)              12
                                                                  _______          _______          _______
            Subtotal                                                  699               35              288

         Total income taxes charged to the income statement       $32,467          $17,597          $15,903
                                                                   _______         _______          _______

                                       43

         The provision for income taxes differs from the federal statutory rate of 35% due to the following:

                                                                           (in thousands)
                                                                            ____________
                                                                2004            2003            2002
                                                               _______         _______         _______
         Statutory rate                                        $29,137         $15,593         $13,915
         State income taxes, less federal effect                 2,865           1,538           1,333
         Other                                                     465             466             655
                                                               _______         _______         _______
                                                               $32,467         $17,597         $15,903
                                                               _______         _______         _______

        Deferred tax liabilities (assets) at December 31, consist of the following:

                                                                          (in thousands)
                                                                           ____________

                                                                        2004            2003
                                                                     _________         ________
        Depreciation                                                 $  52,669         $ 48,724
        Goodwill                                                        18,284           12,107
        Other                                                            1,381            1,193
                                                                     _________         ________
        Gross deferred tax liabilities                                  72,334           62,024
                                                                     _________         ________

        State taxes                                                     (2,491)          (2,009)
        Other                                                           (7,916)          (6,544)
                                                                     _________         ________
        Gross deferred tax assets                                      (10,407)          (8,553)
                                                                     _________         ________

            Net deferred tax liabilities                             $  61,927         $ 53,471
                                                                     _________         ________


         Cash paid for income taxes, net of tax refunds, in the years ended December 31, 2004, 2003 and 2002 was $17,584,000, $12,823,000 and
         $7,320,000, respectively.

         No provision has been made for U.S. federal taxes on a foreign subsidiary's undistributed earnings ($418,000 at December 31, 2004) considered to be indefinitely invested. If these earnings were repatriated, the applicable income taxes would be substantially offset by available foreign tax credits.

         On October 22, 2004 the American Jobs Creation Act of 2004 (the "2004 Jobs Act") was passed. The 2004 Jobs Act creates a temporary incentive for U.S. multinational corporations to repatriate accumulated income abroad by providing an 85% dividends received deduction for certain dividends from controlled foreign corporations. The Company has evaluated the repatriation provisions of the 2004 Jobs Act and has determined that no repatriations of unremitted earnings will be made.

12.      COMMON STOCK

         In December 2003, the Company completed an offering of 4,500,000 shares of common stock at a price of $16.50 per share. Net proceeds to the Company aggregated approximately $70,000,000. In connection with this common stock offering, the Company granted the underwriters an option to purchase additional shares of common stock to cover over-allotments. In January 2004, the underwriters exercised this option and purchased an additional 321,938 shares of the Company's common stock at a price of $16.50 per share. Net proceeds to the Company associated with the purchase of these additional shares aggregated approximately $5,000,000, and was used to reduce outstanding debt.

13.      STOCK SPLIT

         On October 5, 2004, the Company's Board of Directors authorized a 3 for 2 stock split in the form of a stock dividend that was distributed on October 29, 2004 to shareholders of record on October 15, 2004. The remittance of $1,000 in lieu of fractional shares has been reflected as a cash dividend and charged to retained earnings during fiscal 2004. All share and per share data in these consolidated financial statements and footnotes have been retroactively restated as if the stock split had occurred as of the earliest period presented.

14.      NET INCOME PER SHARE

         Basic income per share is based on the weighted average number of common shares outstanding. Diluted income per share is based on the weighted average number of common shares outstanding, as well as dilutive potential common shares which, in the Company's case, comprise shares issuable under the stock option and restricted stock plans described in Notes 15 and 16. The treasury stock method is used to calculate dilutive shares, which reduces the gross number of dilutive shares by the number of shares purchasable from the proceeds of the options assumed to be exercised.

         The following table sets forth the computation of basic and diluted earnings per share as of December 31:

                                                                2004             2003            2002
                                                            ___________      ___________     ___________
         Numerator:
             Income available to common stockholders        $50,782,000      $26,953,000     $23,854,000
                                                            ___________      ___________     ___________
         Denominator:
         Denominator for basic income per share:
             Weighted average shares outstanding             29,362,122       24,142,595      22,920,546
                                                            ___________      ___________     ___________
         Denominator for diluted income per share:
             Weighted average shares outstanding             29,362,122       24,142,595      22,920,546
             Common stock options and restricted stock          233,472          244,638         357,993
                                                            ___________      ___________     ___________
             Weighted average shares and conversions         29,595,594       24,387,233      23,278,539
                                                            ___________      ___________     ___________

15.      STOCK OPTION PLANS

         The Company has a non-qualified stock option plan, whereby the Company may grant non-qualified stock options to officers, employees, non-employee directors and advisers. Under the non-qualified stock option plan, 600,000 shares of common stock were reserved for the granting of options. Options are granted under this plan at an exercise price not less than the fair market value of the shares at the date of grant. These options vest ratably over a four-year period from the grant date and expire ten years after the date of grant. At December 31, 2004, 228,750 shares remain available for issuance under the non-qualified stock option plan.

         In 1993, the Company adopted an incentive stock option plan, whereby the Company may grant incentive stock options to officers and other key employees. Under this plan, 2,437,500 shares of common stock were reserved for the granting of stock options at an exercise price not less than the fair market value of the shares at the date of grant. Options granted under this plan vest ratably over a four-year period from the grant date and expire ten years after the date of grant. In September 2003, this plan expired. The expiration of this plan did not modify, amend or otherwise affect the terms of any outstanding options on the date of the plan's expiration.

         In 2003, the Company's Board of Directors approved the adoption of a new incentive stock option plan, whereby the Company may grant incentive stock options to officers and other key employees. This plan was approved by the shareholders in 2004. Under this plan, 2,250,000 shares of common stock were reserved for the granting of stock options. These options are granted at an exercise price not less than the fair market value of the shares at the date of grant. Options granted under this plan vest ratably over a four-year period from the grant date and expire ten years after the date of grant. As of December 31, 2004, 2,250,000 shares remain available for issuance under this plan.

         The following table summarizes the ranges of outstanding and exercisable options at December 31, 2004:

        Range of                               Weighted Average
        Exercise              Options             Remaining            Weighted Average         Options          Weighted Average
        Prices              Outstanding        Contractual Life         Exercise Price        Exercisable         Exercise Price
        ________          _________________    ________________        ________________    ________________      ________________
        $7.33 -   $9.38       114,100             5.3 years                $ 9.24              114,100               $ 9.24
        $10.42 - $15.00       282,915             3.0 years                $13.19              282,915               $13.19
                              _______                                                          _______
                              397,015             3.7 years                $12.06              397,015               $12.06
                              _______                                                          _______

         The following table summarizes information about stock option transactions:

                                                    Options          Weighted Average         Options        Weighted Average
                                                  Outstanding         Exercise Price        Exercisable       Exercise Price
                                                _______________      _________________     ____________      _________________
        Balance at December 31, 2001                   1,612,020        $  10.56             1,226,613             $  10.72
            Granted                                            -               -
            Exercised                                   (226,925)          10.15
            Forfeited                                    (24,283)          10.75
                                                     ___________
        Balance at December 31, 2002                   1,360,812        $  10.62             1,190,412             $  10.80
            Granted                                            -               -
            Exercised                                   (415,605)           8.57
            Forfeited                                    (87,473)          13.61
                                                     ___________
        Balance at December 31, 2003                     857,734        $  11.31              784,254              $  11.49
            Granted                                            -               -
            Exercised                                   (432,124)          10.52
            Forfeited                                    (28,595)          12.91
                                                     ___________

        Balance at December 31, 2004                     397,015        $  12.06             397,015               $  12.06
                                                     ___________

         At December 31, 2004 all exercisable options had an exercise price below the $23.62 per share market price of the Company's common stock. At December 31, 2003 all exercisable options had an exercise price below the $16.78 per share market price of the Company's common stock.

         Tax benefits of $1,249,000, $949,000 and $349,000 realized in the years ended December 31, 2004, 2003 and 2002, respectively, associated with the exercise of certain stock options have been credited to additional paid-in-capital.

16.      RESTRICTED STOCK PLAN

         The Company has a restricted stock plan and has reserved for issuance 375,000 common shares for the grant of restricted stock awards to employees and non-employee directors at a purchase price of $.01 per share. Shares of restricted stock issued under this plan vest on a straight-line basis over a period of 5 to 10 years. The Company recognized compensation expense associated with the lapse of restrictions in the amounts of $153,000, $212,000 and $258,000, during 2004, 2003 and 2002, respectively. At December 31, 2004, 202,500 shares remain available for issuance under the restricted stock plan.

17.      SEGMENT INFORMATION

         The Company is organized into three reportable segments on the basis of the production process and products and services provided by each segment, identified as follows:

         (i) Processed metal products (formerly referred to as processed steel products) , which primarily includes the intermediate processing of wide, open tolerance flat-rolled sheet steel and other metals through the application of several different processes to produce high-quality, value-added coiled steel and other metal products to be further processed by customers.

         (ii) Building products, which primarily includes the processing of sheet steel to produce a wide variety of building and construction products.

         (iii) Thermal processing (formerly referred to as heat treating), which includes a wide range of metallurgical heat-treating processes in which customer-owned metal parts are exposed to precise temperatures, atmospheres and quenchants to improve their mechanical properties, durability and wear resistance.

         During the fourth quarter of 2004, the Company determined that SCM, which had been included in the Thermal Processing segment since its acquisition in June 2004, should be included in the Processed Metal Products segment, given the products and services of this business.

The following table illustrates certain measurements used by management to assess the performance of the segments described above as of and for the years ended December 31, 2004, 2003 and 2002:

                                                                      (in thousands)
                                                                       ____________
                                                           2004            2003          2002
                                                          ________       ________       ________
        Net sales
            Processed metal products                      $395,287       $268,512       $272,796
            Building products                              477,316        371,957        249,754
            Thermal processing                             103,652         89,337         80,157
                                                          ________       ________       ________
                                                          $976,255       $729,806       $602,707
                                                          ________       ________       ________
        Income from operations
            Processed metal products                      $ 43,573       $ 25,214       $ 32,284
            Building products                               59,068         38,901         18,507
            Thermal processing                              13,731          9,387          9,904
            Corporate                                      (26,824)       (16,626)       (13,925)
                                                          ________       ________       ________
                                                          $ 89,548       $ 56,876       $ 46,770
                                                          ________       ________       ________
        Depreciation and amortization
            Processed metal products                      $  6,354       $  5,590       $  5,874
            Building products                                9,364          8,144          6,519
            Thermal processing                               7,139          6,665          6,057
            Corporate                                        1,341          1,384          1,097
                                                          ________       ________       ________
                                                          $ 24,198       $ 21,783       $ 19,547
                                                          ________       ________       ________
        Total assets
            Processed metal products                      $267,297       $161,334       $163,480
            Building products                              444,677        371,812        208,281
            Thermal processing                             149,454        142,575        140,027
            Corporate                                       96,273        102,022         64,780
                                                          ________       ________       ________
                                                          $957,701       $777,743       $576,568
                                                          ________       ________       ________
        Capital expenditures
            Processed metal products                      $  5,350       $  5,909       $  3,211
            Building products                               10,363          6,472          5,167
            Thermal processing                               3,947          6,030          6,057
            Corporate                                        4,670          3,639            859
                                                          ________       ________       ________
                                                          $ 24,330       $ 22,050       $ 15,294
                                                          ________       ________       ________

18.      ACCRUED EXPENSES

         Accrued expenses at December 31 consist of the following:

                                                           2004                2003
                                                         _______               _______
                              Compensation               $15,545               $10,410
                              Insurance                    8,812                 2,586
                              Customer rebates             7,903                 6,107
                              Other                       19,624                 9,926
                                                         _______               _______
                                                         $51,884               $29,029
                                                         _______               _______


19.      COMMITMENTS AND CONTINGENCIES

         The Company leases certain facilities and equipment under operating leases. Rent expense under operating leases for the years ended December 31, 2004, 2003 and 2002 aggregated $9,087,000, $6,358,000 and
         $3,966,000, respectively. Future minimum lease payments under these noncancelable operating leases at December 31, 2004 are as follows:
         2005 -$9,168,000; 2006 - $8,252,000; 2007 - $6,814,000; 2008 -
         $5,534,000; 2009 - $4,018,000; and $10,207,000, thereafter.

         The Company entered into certain operating lease agreements, related to acquired operating locations and facilities, with the former owners of Construction Metals. These operating leases are considered to be related party in nature. Rental expense associated with these related party operating leases aggregated approximately $1,304,000 in 2004.

         The Company is a party to certain claims and legal actions generally incidental to its business. Management does not believe that the outcome of these actions, which are not clearly determinable at the present time, would significantly affect the Company's financial condition or results of operations.

         The Company offers various product warranties to its customers concerning the quality of its products and services. Based upon the short duration of warranty periods and favorable historical warranty experience, the Company determined that a related warranty accrual at December 31, 2004 and 2003 is not required.

20.      ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

         The cumulative balance of each component of accumulated other comprehensive income (loss) is as follow (in thousands):

                                                   Foreign currency     Minimum        Unrealized     Accumulated other
                                                      translation       pension      gain/(loss) on     comprehensive
                                                      adjustment       liability     interest rate      income (loss)
                                                                                       adjustment         swaps
                                                   ________________    _________     ______________   _________________
         Balance at December 31, 2003                   $  977          $ (58)          $(1,457)          $ (538)
         Current period change                             958            (67)            1,315            2,206
                                                        ______          _____           _______           ______
         Balance at December 31, 2004                   $1,935          $(125)          $  (142)          $1,668
                                                        ______          _____           _______           ______

21.      SUBSEQUENT EVENT

         On April 1, 2005, the Company entered into a Credit Agreement with a consortium of banks that established a revolving line of credit, and provides for the issuance of letters of credit and swing line loans through April 2010. There is an aggregate of $250,000,000 available under the new Credit Agreement, with a $50,000,000 expansion feature at the Company's option, subject to approval by the participating financial institutions. The credit facility is secured by substantially all of the Company's accounts receivable, inventory, equipment and fixtures and other personal property. In conjunction with the new Credit Agreement, the Company terminated its existing credit facility.

         On September 15, 2005 the Company acquired all of the outstanding stock of Curie International (Suzhou) Co., Ltd. (SCM Asia). SCM Asia is located in Suzhou, China and manufactures, markets and distributes non-ferrous metal powder products to customers in a number of different industries, including the powder metallurgy and thermal processing markets. The results of SCM Asia (included in the Company's Processed Metal Products segment) will be included in the Company's consolidated financial results from the date of acquisition on a one month lag. The acquisition of SCM Asia is not considered significant to the Company's consolidated results of operations. The aggregate purchase consideration for the acquisition of SCM Asia was approximately $8,000,000 in cash, a seller note, and acquisition costs.

         On September 16, 2005 the Company acquired the net assets of the Gutter Helmet product line (Gutter Helmet). Gutter Helmet manufactures a protection system for that is installed over existing full size gutters by professional installers nationwide. The results of Gutter Helmet (included in the Company's Building Products segment) have been included in the Company's consolidated financial results from the date of acquisition. The acquisition of Gutter Helmet is not considered to be significant to the Company's consolidated results of operations. The aggregate purchase consideration for the acquisition of Gutter Helmet was approximately $21,506,000 in cash and acquisition costs.

         On October 3, 2005, the Company acquired all the outstanding shares of Alabama Metal Industries Corporation (AMICO) for $240,000,000, subject to adjustment for working capital. AMICO is headquartered in Birmingham, Alabama, and manufactures, markets and distributes a diverse line of products used in the commercial and industrial sectors of the building products market. The results of operations of AMICO (which are expected to be included in the Company's Building Products segment) will be included in our consolidated results of operations from the date of acquisition.

         In connection with the acquisition of AMICO, on October 3, 2005 the Company entered into a term loan agreement with a consortium of banks pursuant to which the lenders made a senior secured term loan of $300,000,000 that expires October 4, 2006. The term loan bears interest, at the Company's option, at (1) LIBOR plus a margin ranging from 0.75% to 2.25% or (2) the greater of the administrative agent's prime rate or the federal funds effective rate plus 0.50%, plus a margin ranging from 0.175% to 0.65%. Increases in the applicable margins of 0.50% and 1.00% are required at the expiration of 180 days and 270 days, respectively, if the interim credit facility is not paid in full. The term loan is secured, on a pari passu basis with the Company's existing revolving credit facility, by substantially all the accounts receivable, inventory, equipment, fixtures and other personal property of the Company and its subsidiaries. The term loan agreement also contains representations, warranties and covenants which are substantially similar to the representations, warranties and covenants contained in the Company's existing revolving credit facility.

         In connection with the purchase of AMICO, and the interim term loan agreement, on October 3, 2005 the Company terminated: (i) the Senior Secured Note with The Prudential Insurance Company of America dated as of July 3, 2002, as amended; (ii) the Subordinated Note with The Prudential Insurance Company of America dated as of July 3, 2002, as amended; and (iii) the Senior Secured Note Purchase Agreement with The Prudential Life Insurance Company of America and Pruco Life Insurance Company dated June 18, 2004, as amended. These notes which have been terminated contained the terms and conditions upon which the Company borrowed $115,000,000 from The Prudential Insurance Company of America and Pruco Life Insurance Company. On October 3, 2005, the amount of the principal and accrued interest on the three note purchase agreements was equal, in the aggregate, to $116,187,000, which amount was paid in full by the Company. In addition, the termination of the note purchase agreements prior to their stated termination dates required "make whole" payments to be made by the Company to The Prudential Insurance Company of America and Pruco Life Insurance Company of $6,753,000. On October 3, 2005 the Company also terminated the $40,000,000 subordinated promissory note, dated May 1, 2003, payable to CertainTeed Corporation. The subordinated promissory note was delivered to CertainTeed Corporation in connection with the purchase by Gibraltar Steel Corporation of New York of the outstanding capital stock of Air Vent Inc. On October 3, 2005, the amount of the principal and accrued interest on the subordinated promissory note was equal to $25,920,000, which amount was paid in full the Company. No early termination or "make whole" payments were required to be made in connection with the termination of the subordinated promissory note.

         In October 2005, the Company purchased American Wilcon Plastics, Inc. (American Wilcon"), a privately owned manufacturer of custom-injected plastic molded products for $4,878,000 subject to adjustment for working capital. American Wilcon, founded in 1975, currently operates a manufacturing facility in Orrick, Missouri and a distribution facility in Richmond, Missouri and has 135 employees.

                                                                 QUARTERLY UNAUDITED FINANCIAL DATA

                                                        (in thousands, except per share data)

2004 Quarter Ended                                         March 31     June 30       Sept. 30       Dec. 31       Total
__________________                                      ___________   ___________   __________    ___________    _________

Net sales                                               $   204,607   $   249,092    $  267,346   $   255,210    $ 976,255

Gross profit                                                 41,413        56,790        59,406        43,676      201,285

Income from operations                                       17,814        27,071        27,801        16,862       89,548

Income from continuing operations                             9,259        15,294        15,773         9,385       49,711
Income from discontinued operations                              86           150           447           388        1,071

Net Income                                                    9,345        15,444        16,220         9,773       50,782

Income per share from continuing operations:

    Basic                                               $       .32   $       .52   $       .53   $       .32    $    1.69
    Diluted                                             $       .32   $       .51   $       .53   $       .32    $    1.68

Income per share from discontinued operations:

    Basic                                               $       .00   $       .01   $       .02   $       .01    $     .04
    Diluted                                             $       .00   $       .01   $       .02   $       .01    $     .04

2003 Quarter Ended                                       March 31      June 30       Sept. 30      Dec. 31        Total
__________________                                      ___________   ___________   __________    ___________    _________

Net sales                                               $   154,803   $   196,068   $   200,432   $   178,503    $ 729,806

Gross profit                                                 28,033        39,236        41,425        33,984      142,678

Income from operations                                       10,490        16,982        16,571        12,833       56,876

Income from continuing operations                             4,993         8,230         7,826         5,854       26,903
Income (loss) from discontinued operations                      (89)           21           152           (34)          50

Net Income                                                    4,904         8,251         7,978         5,820       26,953

Income per share from continuing operations:

    Basic                                               $       .21   $       .34   $       .32   $       .24    $    1.12
    Diluted                                             $       .20   $       .34   $       .32   $       .23    $    1.11

Income per share from discontinued operations:

    Basic                                               $       .00   $       .00   $       .01   $       .00    $     .00
    Diluted                                             $       .00   $       .00   $       .01   $       .00    $     .00